UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2024

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
(Address of Principal Executive Offices including Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of shareholders (the “Annual Meeting”) of Cognizant Technology Solutions Corporation (the “Company”) held on June 4, 2024, shareholders approved an amendment and restatement of the Company’s Restated Certificate of Incorporation (as so amended and restated, the “Amended and Restated Certificate of Incorporation”) to limit the liability of certain officers of the Company as permitted by Delaware law, to remove or revise obsolete provisions relating to the classification of the Board and make other technical and administrative revisions.

The Amended and Restated Certificate of Incorporation became effective immediately upon the Company’s filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 4, 2024.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in all respects by reference to the text of the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on Tuesday, June 4, 2024. At the close of business on April 8, 2024, the record date for the determination of shareholders entitled to vote at the Annual Meeting (the “Record Date”), there were 497,198,884 shares of the Company’s Class A Common Stock outstanding and entitled to vote at the Annual Meeting. A total of 458,719,479 shares of Class A Common Stock were present or represented by proxy at the Annual Meeting, representing approximately 92% of the Company’s outstanding shares of Class A Common Stock as of the Record Date.

The following are the voting results on the five proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2024.

At the Annual Meeting, all of the directors were re-elected, Proposals 2, 3 and 4 were approved and Proposal 5 was not approved.

Proposal 1. Election of Directors

The vote with respect to the election of directors was as follows:

	For	Against	Abstain	Broker Non-Votes
Zein Abdalla	363,012,429	63,549,316	492,403	31,665,331
Vinita Bali	408,071,851	18,810,130	172,167	31,665,331
Eric Branderiz	424,323,428	2,553,349	177,371	31,665,331
Archana Deskus	419,852,637	7,030,988	170,523	31,665,331
John M. Dineen	425,186,117	1,681,690	186,341	31,665,331
Ravi Kumar S	425,263,420	1,626,700	164,028	31,665,331
Leo S. Mackay, Jr.	376,152,413	50,724,378	177,357	31,665,331
Michael Patsalos-Fox	410,421,662	16,466,072	166,414	31,665,331
Stephen J. Rohleder	407,939,130	18,945,400	169,618	31,665,331
Abraham Schot	408,114,845	18,756,430	182,873	31,665,331
Joseph M. Velli	419,349,217	7,521,449	183,482	31,665,331
Sandra S. Wijnberg	411,297,294	15,580,637	176,217	31,665,331

Proposal 2. Advisory Vote on Executive Compensation (Say-on-Pay)

The advisory vote on the compensation of the Company’s named executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
393,682,093	33,132,503	239,552	31,665,331

Proposal 3. Adoption of the Company’s Amended and Restated Certificate of Incorporation

The vote with respect to the adoption of the Company’s Amended and Restated Certificate of Incorporation was as follows:

For	Against	Abstain	Broker Non-Votes
363,414,827	63,311,688	327,633	31,665,331

Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was as follows:

For	Against	Abstain	Broker Non-Votes
422,656,358	35,898,145	164,976	-

Proposal 5. Shareholder Proposal Regarding Fair Treatment of Shareholder Nominees

The vote with respect to the shareholder proposal regarding fair treatment of shareholder nominees, requesting that the Board adopt and disclose a policy relating to treating shareholders’ Board nominees equitably and avoiding certain requirements on such nominations, was as follows:

For	Against	Abstain	Broker Non-Votes
6,426,249	418,486,401	2,141,498	31,665,331

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.     Description

3.1     Amended and Restated Certificate of Incorporation, dated June 4, 2024
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ John Kim
Name:	John Kim
Title:	Executive Vice President, Chief Legal Officer, Chief Administrative Officer and Corporate Secretary

Date: June 7, 2024